UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2022

AgroFresh Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36316	46-4007249
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA	19106
(Address of Principal Executive Offices)	(Zip Code)

(267) 317-9139

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On November 21, 2022, AgroFresh Solutions, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Project Cloud Holdings, LLC (“Parent”), Project Cloud Merger Sub, Inc. (“Merger Sub”) and the Company. Parent and Merger Sub are affiliates of investment funds managed by Paine Schwartz Partners, LLC (“Paine Schwartz”). Upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”). As a result of the Merger, the Company will cease to be a publicly traded company, and investment funds managed by Paine Schwartz will become the indirect owner of all the Company’s outstanding capital stock.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, (x) each share of the Company’s common stock, par value $0.0001 per share (the “Shares”), issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive $3.00 in cash per share, without interest (collectively, the “Merger Consideration”) and (y) the share of the Company’s Series A preferred stock, par value $0.0001 per share (“Series A Share”), issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive $3.00 in cash per share, without interest. Such conversion of Shares and the Series A Share is subject to certain exceptions, including, as applicable, for (i) Shares owned by stockholders of the Company who did not vote in favor of the Merger Agreement and have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware, (ii) Shares owned by the Company and not held on behalf of third parties and (iii) Shares owned by Parent or Merger Sub.

Pursuant to the Merger Agreement, at the Effective Time, and as a result of the Merger, each share of Series B preferred stock, par value $0.0001 per share, of the Company (“Series B Shares”) will be (x) converted into one share of Series B convertible preferred stock, par value $0.0001 per share, of the Surviving Corporation or (y) if so elected by Parent and, in addition to the amount required to fund the Merger Consideration, Parent has secured additional financing sufficient to (i) pay the Change of Control Redemption Price (as defined in the Certificate of Designation of Series B Convertible Preferred Stock of the Company) and (ii) repay all indebtedness for borrowed money of the Company that becomes due and payable as a result of the Merger, converted into the right to receive an amount in cash equal to the Change of Control Redemption Price.

Pursuant to the Merger Agreement, at the Effective Time:

(i)	each outstanding Company stock option and Company stock appreciation right, in each case, will be cancelled and converted into the right to receive an amount in cash (without interest and less applicable Tax withholdings) equal to the product of (x) the number of Shares subject to such option or right, as applicable, immediately prior to the Effective Time and (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share of such option or the base price per Share of such right, as applicable;

(ii)	each outstanding Company stock option and Company stock appreciation right, in each case, for which the exercise price per Share or the base price per Share, as applicable, is equal to or greater than the Merger Consideration shall be cancelled without payment of any consideration;

(iii)	each outstanding Company restricted stock unit and each outstanding Company phantom stock unit will be cancelled and converted into the right to receive (without interest and less applicable Tax withholdings) a payment in cash in an amount equal to (x) the number of Shares or phantom Shares subject to such restricted stock unit or phantom stock unit, as applicable, multiplied by (y) the Merger Consideration;

(iv)	each outstanding unvested Company restricted share shall be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, less applicable Tax withholdings;

(v)	the number of performance-based restricted stock units and performance-based phantom stock units, as applicable, earned with respect to each outstanding Company performance stock unit and phantom performance stock unit, in each case, granted in 2020 (the “2020 Company Performance Awards”), shall be determined based on actual performance through the end of the performance period applicable to such 2020 Company Performance Awards and paid in accordance with the terms of the applicable award agreement; provided, however, that (x) performance in respect of the total shareholder return metric shall be determined using a per share price equal to the Merger Consideration and (y) if the Effective Time occurs before payment has occurred with respect to the 2020 Company Performance Awards, at the Effective Time, each then outstanding 2020 Company Performance Award shall be cancelled and converted into the right to receive an amount in cash (without interest and less applicable Tax withholdings), equal to (A) the number of performance-based restricted stock units or the number of performance-based phantom stock units, as applicable, earned under the terms of the applicable 2020 Company Performance Award, multiplied by (B) the Merger Consideration; and

(vi)	each outstanding Company performance stock unit and phantom performance stock unit, in each case, granted in 2021 or 2022 (the “Post-2020 Company Performance Awards”), shall be cancelled and converted into the contractual right to receive a cash payment (without interest and less applicable Tax withholdings) in an amount equal to (A) the “target” number of performance-based restricted stock units or the “target” number of performance-based phantom stock units, as applicable, awarded pursuant to the terms of the applicable Post-2020 Company Performance Award (without proration for any portion of the performance period that has not yet been completed), multiplied by (B) the Merger Consideration.

A special committee (the “Special Committee”) of the board of directors of the Company (the “Board”), consisting solely of non-management independent members of the Board not affiliated with Paine Schwartz, has unanimously recommended that the Board approve and authorize the Merger Agreement and the Merger and recommend that the Company stockholders vote to adopt and approve the Merger Agreement, and the Board, acting on the Special Committee’s recommendation, resolved by the unanimous vote of the members of the Board present at the meeting to recommend that the stockholders of the Company vote to adopt and approve the Merger Agreement and the consummation of the transactions contemplated thereby.

Parent and Merger Sub have secured committed equity financing to be provided by an investment fund affiliated with Paine Schwartz, the aggregate proceeds of which will be sufficient for Parent and Merger Sub to fund any and all amounts required to be paid by them in connection with the Merger Agreement at Closing including any and all related fees and expenses. The Company is a third-party beneficiary of such equity financing.

Assuming satisfaction or waiver (to the extent permitted) of the conditions set forth in the Merger Agreement, the Company currently expects the transactions contemplated thereby to close in the first quarter of 2023.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby at a meeting of the Company’s stockholders. The Merger is subject to certain closing conditions, including:

•	the approval by holders of a majority of the aggregate voting power of (i) the outstanding Shares (including those held by Paine Schwartz and its affiliates) and the outstanding Series B Shares, voting together as a single class, and (ii) the outstanding Shares held by stockholders who are not affiliated with Paine Schwartz, members of the Board, certain officers of the Company, or any of their respective associates or members of their immediate family (clauses (i) and (ii), the “Requisite Stockholder Approvals”);

•	the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	the absence of an injunction or law restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger;

•	subject to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement, including the representation that the Company has not suffered a “Material Adverse Effect” (as defined in the Merger Agreement) between December 31, 2021 and the date of the Merger Agreement;

•	material performance by the parties of their respective covenants under the Merger Agreement; and

•	there having been no “Material Adverse Effect” (as defined in the Merger Agreement) since the date of the Merger Agreement that is continuing.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to use its reasonable best efforts to conduct its business in the ordinary course between execution of the Merger Agreement and the Effective Time, not to engage in certain kinds of transactions (including paying dividends) during such period and to convene a meeting of the Company’s stockholders to consider and vote upon the adoption and approval of the Merger Agreement. Additionally, the Company is bound by a covenant not to initiate, solicit, propose, knowingly induce, knowingly encourage, knowingly assist or knowingly facilitate any competing acquisition proposals. However, at any time before receiving the Requisite Stockholder Approvals, if the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that an unsolicited competing acquisition proposal is or is reasonably likely to result in a “Superior Proposal” (as defined in the Merger Agreement), then the Company is permitted to engage in discussions or negotiations with the third party with respect to such third party’s unsolicited competing acquisition proposal, subject to certain requirements set forth in the Merger Agreement. If, prior to receiving the Requisite Stockholder Approvals, the Company receives an unsolicited competing acquisition proposal that the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith to be a Superior Proposal, after consultation with its financial advisors and outside legal counsel, and that the failure to terminate the Merger Agreement or change its recommendation that the Company’s stockholders vote in favor of the Merger would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, the Board (acting on the recommendation of the Special Committee) or the Special Committee may terminate the Merger Agreement and enter into an agreement providing for such competing acquisition proposal or change its recommendation that the Company’s stockholders vote in favor of the Merger, subject in each case to the Company fulfilling certain requirements before taking such action.

Prior to the receipt of the Requisite Stockholder Approvals, the Board (acting on the recommendation of the Special Committee) or the Special Committee may also change its recommendation that the Company’s stockholders vote in favor of the Merger in response to an “Intervening Event” (as defined in the Merger Agreement), if the Board (acting on the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, subject in each case to the Company fulfilling certain requirements before taking such action.

The Merger Agreement may be terminated by mutual written consent of the Company and Parent. Either party may terminate the Merger Agreement if:

•	the Merger has not been consummated on or before 180 days after November 21, 2022 (the “Outside Date”), provided, however, that, such right to terminate the Merger Agreement shall not be available to any party whose material breach or failure to comply in any material respect with its obligations under the Merger Agreement was the primary cause of, or primarily resulted in, the failure of the Closing to occur on or prior to such date;

•	the Requisite Stockholder Approvals are not obtained if a vote has been taken thereon at a meeting of the Company’s stockholders or any postponement, recess or adjournment thereof taken in accordance with the Merger Agreement;

•	if any court or other Governmental Authority of competent jurisdiction enacts, issues, promulgates or enters any final and non-appealable order that permanently restrains, enjoins, renders illegal or otherwise permanently prohibits the consummation of the Merger except the right to terminate shall not be available to any party whose failure to comply in any material respects with its obligations under the Merger Agreement has been the primary cause of, or has primarily resulted in, such order; or

•	if the other party materially breaches any of its representations, warranties or covenants that would cause certain closing conditions not to be satisfied, and the breach is not curable or, if curable, is not cured within the time period set forth in the Merger Agreement.

Further, subject to the terms and conditions of the Merger Agreement, prior to the receipt of the Requisite Stockholder Approvals, (x) the Company may terminate the Merger Agreement in connection with entering into an alternative acquisition agreement with respect to a Superior Proposal, and (y) Parent may terminate the Merger Agreement if the Board or Special Committee changes its recommendation that the Company’s stockholders vote in favor of the Merger and, in each case, the Company would be required to pay to Parent a termination fee of $15,000,000 in connection with such termination. In addition, any monetary damages payable by either the Company or Parent for any breach of the Merger Agreement or any document executed in connection therewith (including for any willful and material breach, but excluding fraud) cannot exceed, in the aggregate, $43,000,000 plus up to $2,500,000 of reimbursable costs of enforcement (plus, in the case of damages payable by Parent, any reimbursable costs that the Company incurs in assisting Parent in arranging debt financing).

If the Merger is consummated, the Shares will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties contained in the Merger Agreement have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement, do not establish these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger (the “Proxy Statement”), the transaction statement on Schedule 13e-3 that the Company and Parent will be filing in connection with the Merger (the “Schedule 13e-3”), as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, the Company, Paine Schwartz and certain affiliates of Paine Schwartz entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with respect to all Shares and Series B Shares owned by affiliates of Paine Schwartz, as set forth in the Voting and Support Agreement (collectively, the “Owned Shares”).

The Paine Schwartz affiliates collectively hold approximately 39% of the voting power, on an as-converted basis, of the issued and outstanding Shares, and have agreed to vote all of their Series B Shares and Shares:

•	in favor of the Merger, the adoption of the Merger Agreement, each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and the adjournment of any meeting of the Company’s stockholders in accordance with the Merger Agreement; and

•	against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.

The Voting and Support Agreement will terminate upon the earlier to occur of the Effective Time and the valid termination of the Merger Agreement in accordance with its terms.

In the event the Merger Agreement is terminated in accordance with its terms and damages become payable by any Parent Related Party (as defined in the Merger Agreement) in connection with any fraud or willful and material breach of the Merger Agreement, the Paine Schwartz affiliates have agreed that (i) the Company may use the proceeds of such damages in its sole discretion (as determined by the Special Committee), including to declare or pay any dividend on the Shares or redeem any of the Series B Shares and (ii) the Company may effectuate a refinancing of its indebtedness.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions as to the timing and outcome of future events, including the transactions described in this communication. While the Company’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks and uncertainties include, but are not limited to: the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the entry into the Merger Agreement; the inability to consummate the Merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the Merger; risks that the proposed Merger disrupts current plans and operations of the Company; the amount of the costs, fees, expenses and charges related to the transaction; and the other risks and important factors contained and identified in the Company’s filings with the SEC, such as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the proposed transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. The Company is not under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do

Important Information for Investors and Stockholders

In connection with the proposed Merger, the Company will file relevant materials with the SEC, including a proxy statement, and the Company and affiliates of Paine Schwartz will jointly file a transaction statement on Schedule 13E-3. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AGROFRESH, THE MERGER AND RELATED MATTERS.

Investors and securityholders will be able to obtain a free copy of the proxy statement and the Schedule 13E-3 (if and when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company will be available free of charge on its website at https://agrofreshsolutionsinc.gcs-web.com/.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the Merger, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on June 24, 2022, or in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 9, 2022, and in other documents filed by the Company with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 21, 2022, by and among Project Cloud Holdings, LLC, Project Cloud Merger Sub, Inc. and AgroFresh Solutions, Inc.*
10.1	Voting and Support Agreement, dated as of November 21, 2022, by and among AgroFresh Solutions, Inc., Paine Schwartz Partners, LLC, Paine Schwartz Food Chain Fund V GP, L.P., Paine Schwartz Food Chain Fund V GP, Ltd., PSP AGFS Holdings, L.P., Kevin Schwartz and, solely for purposes of Section 10(b) and Sections 12 through 23 thereof, Paine Schwartz Food Chain Fund V, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGROFRESH SOLUTIONS, INC.

By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel

Date: November 23, 2022